Exhibit 99.1

4675 MacArthur Court, Suite 800

Newport Beach, California 92660 USA

949.437.1000   fax: 949.724.1397

www.cleanenergyfuels.com

Clean Energy Reports Gallons Delivered Rose 22% and Revenue up 29% During the Third Quarter of 2014

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the third quarter ended September 30, 2014.

Gallons delivered (defined below) for the third quarter of 2014 totaled 68.6 million gallons, up 22% from the 56.4 million gallons delivered in the same period a year ago. For the nine months ended September 30, 2014, gallons delivered totaled 192.7 million gallons, up from 158.9 million gallons delivered in the nine months ended September 30, 2013.

Revenue for the third quarter ended September 30, 2014 was $103.4 million, up from $86.3 million for the third quarter of 2013. Excluding the VETC (defined below) revenue recorded in the third quarter of 2013, revenue increased 29% between periods. For the nine months ended September 30, 2014, revenue totaled $296.8 million, up from $267.5 million a year ago. When comparing periods, note that the Company recognized revenue attributable to the volumetric excise tax credit (VETC) of $6.0 million and $38.1 million in the third quarter and first nine months of 2013, but did not recognize any revenue attributable to VETC in the third quarter and first nine months of 2014, as the legislation under which the Company received such revenue expired on December 31, 2013.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “Once again, Clean Energy has delivered very healthy results this quarter.  We continue to get closer to breakeven Adjusted EBITDA, and we produced over 20% growth in our delivered volumes. What is so encouraging about this robust number is that it was primarily driven by our established businesses of transit and refuse. I am very encouraged that this type of overall volume growth should continue with the anticipated volumes from the growing number of heavy-duty truck fleets that are testing natural gas trucks along with new businesses we are entering, such as “virtual natural gas pipelines” with our investment in NG Advantage.”

Adjusted EBITDA for the third quarter of 2014 was $(2.0) million. This compares with Adjusted EBITDA of $4.2 million in the third quarter of 2013. For the nine month period ended September 30, 2014, Adjusted EBITDA was $(13.5) million, compared with $35.4 million for the same period in 2013. Adjusted EBITDA in the third quarter of 2013 and in the first nine months of 2013 included $6.0 million and $38.1 million, respectively, of VETC revenue. Additionally, Adjusted EBITDA in the nine months ended September 30, 2013 included a $15.5 million gain on the Company’s sale of one of its subsidiaries and a $4.7 million gain on the Company’s sale of its ownership interest in its Peruvian joint venture. Adjusted EBITDA is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

Non-GAAP loss per share for the third quarter of 2014 was $0.27, compared with non-GAAP loss per share for the third quarter of 2013 of $0.16. For the nine month period ended September 30, 2014, non-GAAP loss per share was $0.86, compared with non-GAAP loss per share of $0.19 for the first nine months in 2013. Non-GAAP loss per share in the third quarter of 2013 and in the first nine months of 2013 included $6.0 million and $38.1 million, respectively, of VETC revenue.  In addition, the non-GAAP loss per share amount for the nine month period ended September 30, 2013 included a $15.5 million gain on the sale of one of the Company’s subsidiaries and a $4.7 million gain on the Company’s sale of its ownership interest in its Peruvian joint venture. Non-GAAP loss per share is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

On a GAAP basis, net loss attributed to Clean Energy Fuels Corp. for the third quarter of 2014 was $30.1 million, or $0.32 per share, and included a non-cash gain of $3.3 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $2.8 million related to stock-based compensation, a $4.7 million charge related to a mining power project in Australia where the Company’s IMW subsidiary incurred significant cost overruns (IMW Australia Project), and $0.1 million in additional lease exit charges related to the move of the Company’s headquarters (HQ Lease Exit). This compares with a net loss for the third quarter of 2013 of $18.8 million, or $0.20 per share, that included a non-cash gain of $1.4 million gain related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $5.7 million related to stock-based compensation, and foreign currency gains of $0.2 million on the Company’s purchase notes issued in September 2010 in connection with the acquisition of the business of IMW (IMW Purchase Notes).

Net loss attributable to Clean Energy Fuels Corp. for the nine month period ended September 30, 2014 was $91.0 million, or $0.96 per share, which included a non-cash gain of $5.4 million related to the valuation of the Series I warrants, non-cash stock-based compensation charges of $9.2 million, foreign currency losses of $0.3 million on the IMW Purchase Notes, a $0.1 million charge from the fair value adjustment of the remaining shares the Company received from Westport Innovations, Inc. from the sale of its former subsidiary BAF Technologies, Inc. (WPRT Holdback Shares Write-Down), a $4.7 million charge related to the IMW Australia Project,  and a $0.9 million charge related to the HQ Lease Exit. This compares with a net loss in the nine months ended September 30, 2013 of $34.7 million, or $0.37 per share, which included a non-cash gain of $0.9 million related to the valuation of the Series I warrants, non-cash stock-based compensation charges of $17.3 million, and foreign currency losses of $0.3 million on the IMW Purchase Notes.

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Management compensates for these limitations by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus or minus the foreign currency losses or gains on the Company’s IMW Purchase Notes, plus or minus the WPRT Holdback Shares Write-Down, plus the IMW Australia Project, and plus the HQ Lease Exit, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the IMW Purchase Notes provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the IMW business as opposed to the core operations of the Company. The Company’s management believes that excluding the WPRT Holdback Shares Write-Down, the IMW Australia Project and the HQ Lease Exit amounts is useful to investors because they are not part of or representative of the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in 000s, except per-share amounts)	2013	2014	2013	2014
Net Loss Attributable to Clean Energy Fuels Corp.	$(18,836)	$(30,093)	$(34,650)	$(90,992)
Stock Based Compensation, Net of Tax Benefits	5,684	2,809	17,347	9,207
Mark-to-Market (Gain) Loss on Series I Warrants	(1,366)	(3,255)	(861)	(5,424)
Foreign Currency (Gain) Loss on IMW Purchase Notes	(150)	—	291	343
WPRT Holdback Shares Write-Down	—	—	—	122
IMW Australia Project	—	4,657	—	4,657
HQ Lease Exit	—	64	—	876

Adjusted Net Loss	$(14,668)	$(25,818)	$(17,873)	$(81,211)

Diluted Weighted Average Common Shares Outstanding	94,338,525	94,058,496	93,823,223	94,529,206

Non-GAAP Loss Per Share	$(0.16)	$(0.27)	$(0.19)	$(0.86)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company’s IMW Purchase Notes, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus or minus the WPRT Holdback Shares Write-Down, plus the IMW Australia Project and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in 000s)	2013	2014	2013	2014
Net Loss Attributable to Clean Energy Fuels Corp.	$(18,836)	$(30,093)	$(34,650)	$(90,992)
Income Tax Expense	558	811	2,656	1,920
Interest Expense, Net	7,418	10,676	18,771	30,316
Depreciation and Amortization	10,924	12,325	31,859	35,448
Foreign Currency (Gain) Loss on IMW Purchase Notes	(150)	—	291	343
Stock Based Compensation, Net of Tax Benefits	5,684	2,809	17,347	9,207
Mark-to-Market (Gain) Loss on Series I Warrants	(1,366)	(3,255)	(861)	(5,424)
WPRT Holdback Shares Write-Down	—	—	—	122
IMW Australia Project	—	4,657	—	4,657
HQ Lease Exit	—	64	—	876

Adjusted EBITDA	$4,232	$(2,006)	$35,413	$(13,527)

Gallons Delivered

The Company defines “gallons delivered” as its gallons of compressed natural gas (CNG), liquefied natural gas (LNG) and renewable natural gas (RNG), along with its gallons associated with providing operations and maintenance services, delivered to its customers during the applicable period.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S., and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes, through Sunday, November 23, 2014, which can be reached by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13593369. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and Redeem RNG fuel than any other company in the U.S. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the transition of the heavy-duty truck market to natural gas, the strength of the Company’s other larger markets, such as transit and refuse, the Company’s ability to successfully enter new businesses, such as the “virtual natural gas pipelines” business, opening new natural gas fueling stations and adding incremental volume to the Company’s fueling infrastructure, the Company establishing relationships with new customers and expanding relationships with existing customers, and future growth and sales opportunities in all of the Company’s markets, which include trucking, refuse, airport, taxi, transit, ready mix and off-system sales. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. long-haul, heavy-duty truck market, future availability of equity or debt financing needed to fund the growth of the Company’s business, the Company’s ability to efficiently manage any growth it might experience and retain and hire key personnel, the acceptance and availability of natural gas vehicles in the Company’s markets, changes to federal, state or local fuel emission standards, the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully, the Company’s ability to manage risks and uncertainties related to its international operations, construction and permitting delays at station construction projects, the Company’s ability to integrate acquisitions and investments, such as its investment in NG Advantage, the availability of tax and related government incentives for natural gas fueling and vehicles, compliance with governmental regulations, the Company’s ability to source and supply sufficient LNG to meet the needs of its business, the Company’s ability to effectively manage its current LNG plants and the construction of new LNG plants, and the Company’s ability to manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-Q, filed on October 23, 2014 with the SEC (www.sec.gov), contains risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster

Senior Vice President, Corporate Communications

949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2013 and September 30, 2014

(Unaudited)

(In thousands, except share data)

	December 31, 2013	September 30, 2014
Assets
Current assets:
Cash and cash equivalents	$240,033	$114,689
Restricted cash	8,403	17,045
Short-term investments	138,240	133,374
Accounts receivable, net of allowance for doubtful accounts of $832 and $1,019 as of December 31, 2013 and September 30, 2014, respectively	53,473	77,075
Other receivables	26,285	21,506
Inventory, net	33,822	35,509
Prepaid expenses and other current assets	20,840	25,186
Total current assets	521,096	424,384
Land, property and equipment, net	487,854	528,341
Notes receivable and other long-term assets	73,697	73,140
Goodwill	88,548	86,317
Intangible assets, net	79,770	71,451
Total assets	$1,250,965	$1,183,633
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$23,401	$15,865
Accounts payable	33,541	39,093
Accrued liabilities	46,745	48,283
Deferred revenue	16,419	23,224
Total current liabilities	120,106	126,465
Long-term debt and capital lease obligations, less current portion	532,017	538,781
Long-term debt, related party	65,000	65,000
Other long-term liabilities	15,304	9,720
Total liabilities	732,427	739,966
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 89,364,397 shares and 90,055,809 shares at December 31, 2013 and September 30, 2014, respectively	9	9
Additional paid-in capital	883,045	894,902
Accumulated deficit	(367,782)	(458,774)
Accumulated other comprehensive loss	(700)	(590)
Total Clean Energy Fuels Corp. stockholders’ equity	514,572	435,547
Noncontrolling interest in subsidiary	3,966	8,120
Total stockholders’ equity	518,538	443,667
Total liabilities and stockholders’ equity	$1,250,965	$1,183,633

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2013 and 2014

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Revenue:
Product revenues	$75,389	$90,448	$237,247	$262,710
Service revenues	10,932	12,972	30,233	34,118
Total revenues	86,321	103,420	267,480	296,828
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	51,941	79,021	157,680	216,063
Service cost of sales	2,866	4,953	9,809	12,797
Derivative gains:
Series I warrant valuation	(1,366)	(3,255)	(861)	(5,424)
Selling, general and administrative	33,511	28,240	101,574	96,130
Depreciation and amortization	10,924	12,325	31,859	35,448
Total operating expenses	97,876	121,284	300,061	355,014
Operating loss	(11,555)	(17,864)	(32,581)	(58,186)
Interest expense, net	(7,418)	(10,676)	(18,771)	(30,316)
Other income (expense), net	736	(880)	(757)	(1,045)
Loss from equity method investment	—	—	(76)	—
Gain from sale of equity method investment	—	—	4,705	—
Gain from sale of subsidiary	—	—	15,498	—
Loss before income taxes	(18,237)	(29,420)	(31,982)	(89,547)
Income tax expense	(558)	(811)	(2,656)	(1,920)
Net loss	(18,795)	(30,231)	(34,638)	(91,467)
Loss (income) of noncontrolling interest	(41)	138	(12)	475
Net loss attributable to Clean Energy Fuels Corp.	$(18,836)	$(30,093)	$(34,650)	$(90,992)
Loss per share attributable to Clean Energy Fuels Corp.:
Basic	$(0.20)	$(0.32)	$(0.37)	$(0.96)
Diluted	$(0.20)	$(0.32)	$(0.37)	$(0.96)
Weighted-average common shares outstanding:
Basic	94,338,525	94,058,496	93,823,223	94,529,206
Diluted	94,338,525	94,058,496	93,823,223	94,529,206

Included in net loss are the following amounts (in millions):

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2014	2013	2014
Construction Revenues	$5.2	$21.8	$20.2	$52.8
Construction Cost of Sales	(3.9)	(18.4)	(16.6)	(44.4)
Fuel Tax Credits	6.0	—	38.1	—
Stock-based Compensation Expense, Net of Tax Benefits	(5.7)	(2.8)	(17.3)	(9.2)